Exhibit 21.1

LIST OF SUBSIDIARIES

Subsidiary	Formation Date	State of Organization
Vireo Health International, Inc. (fka Darien Business Development Corp.)	11/25/1985	British Columbia
Vireo Health, Inc. (fka Vireo Health, LLC)	Initial formation on 02/04/2015 (MN), later converted to DE on 12/31/2017	Minnesota, but converted to a Delaware corporation on 12/31/2017
Vireo Health of Minnesota, LLC dba Green Goods (fka Minnesota Medical Solutions LLC - name changed on 8/3/2020, assumed name filed on 8/4/2020)	11/02/2012	Minnesota
Vireo Health of New York LLC (formerly Empire State Health Solutions LLC)	02/13/2015	New York
Vireo Vaporizer Company LLC	04/23/2015	New York
New York CannaCare Corporation (Non-profit)	05/27/2015	New York
MaryMed, LLC	08/18/2015	Maryland
Dorchester Capital, LLC	09/09/2016	Delaware
Dorchester Management, LLC	11/10/2016	Minnesota
Resurgent Biosciences, Inc. (formerly Resurgent Pharmaceuticals, Inc. - name changed on 5/4/2020)	09/09/2016	Delaware
Pennsylvania Medical Solutions, LLC	02/02/2017	Pennsylvania
Ohio Medical Solutions, Inc.	06/05/2017	Delaware
Vireo Health of New Jersey, LLC (fka Vireo Health of North Dakota, LLC)	08/07/2017	Delaware
1776 Hemp, LLC	11/06/2017	Delaware
Vireo Health Arkansas, LLC	09/08/2017	Delaware
Arkansas Medical Solutions, LLC	08/31/2017	Delaware
Pennsylvania Dispensary Solutions LLC	05/07/2018	Pennsylvania
Vireo Health of Puerto Rico, LLC	06/26/2018	Delaware
Vireo Health de Puerto Rico LLC	10/24/2018	Puerto Rico
Xaas Agro, Inc.	06/14/2016	Puerto Rico
Vireo Health of Nevada I, LLC	10/11/2018	Nevada
MJ Distributing C201, LLC	10/17/2018	Nevada
MJ Distributing P132, LLC	10/17/2018	Nevada
Vireo Health of Nevada II, LLC	10/11/2018	Nevada
Vireo Health of Arizona, LLC	11/16/2018	Delaware
Arizona Natural Remedies, Inc. (Non-Profit)		Arizona
Elephant Head Farm, LLC	05/11/2016	Arizona
Retail Management Associates, LLC	12/15/2015	Arizona
Live Fire, Inc.	11/01/2017	Arizona
Sacred Plant, Inc.	11/01/2017	Arizona
844 East Tallmadge LLC	11/22/2018	Ohio
High Gardens, Inc.	04/20/2017	Rhode Island
Vireo Health of Massachusetts, LLC	01/29/2019	Delaware
Verdant Grove, LLC	Initial formation on 03/21/2019 (DE), later converted to MA on 03/21/2020	Delaware, but converted to Massachusetts on 3/21/2020
Mayflower Botanicals Inc.	Initial formation on 07/27/2015 (MA), later converted to For Profit 11/16/2018	Massachusetts, but converted to For Profit 11/16/2018
Vireo Health of New Mexico, LLC	02/04/2019	Delaware
Red Barn Growers (Non-profit)	03/30/2010	New Mexico
Midwest Hemp Research, LLC	04/27/2016	Minnesota
Vireo Health of Missouri, LLC	06/27/2019	Delaware